Exhibit 99.1

Collectors Universe Achieves Record Quarterly and Annual Revenues in Q4 and FY 2020

Card and Autograph Revenues Up 27% in Q4 and FY 2020

Record 5 Million Collectibles Certified in FY 2020

Cash on hand of $28.6M as of June 30, 2020 versus $22.2M on March 31, 2020

NEWPORT BEACH, CA – August 26, 2020 ― Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced financial results for fourth quarter and fiscal year ended June 30, 2020.

The Company had strong operating results for the fourth quarter and fiscal year 2020. The fourth quarter and annual revenues of $20.5 million and $78.9 million, were driven by continued momentum in the Company’s cards/autographs business, which delivered a quarterly revenue increase of $2.0 million and yearly increase of $7.3 million, a 27% growth rate for both periods. This contributed to a gross profit margin of 60% in the fourth quarter and 57% for fiscal year 2020, as well as operating income of $3.5 million and $14.1 million, respectively. These results not only demonstrate the sustained execution of the Company’s strategy, but also reflect the Company’s ability to quickly and successfully adapt following the closure of operations in March and April 2020 as a result of the California state-wide “shelter-in-place” order. By May 1, 2020, Collectors Universe operations had resumed with strict safety measures, including multiple shift schedules and increasing the distance between workstations.

Management Commentary:

Joseph J. Orlando, President and Chief Executive Officer, said, “Despite the challenges presented by COVID-19 during the second half of the year, our Company generated strong operating results, including record revenues for Q4 and fiscal 2020. Over the past few months, Collectors Universe has transitioned from a complete shutdown at the start of Q4 to gradually ramping up capacity under new safety guidelines, finishing the fiscal year at a terrific run rate. In addition, during fiscal 2020, Collectors Universe met and exceeded the five million collectibles certified mark within a fiscal year for the first time in our history, and our card submissions backlog also rose to a record level.”

Orlando continued, “The demand for our services is clear, and the need for greater operational capacity is paramount. To that end, our team has reconfigured the relevant departments and introduced new shifts to help spread out our employees who have returned to the office. Furthermore, we have accelerated our onboarding efforts to enhance the efficiency of the service we provide to our customers. We are very pleased we were able to keep the Collectors Universe team intact and fund payroll throughout the shutdown and ramp up periods. At the end of the day, our people are at the core of this company and their response to the recent adversity shows how committed they are to our success. As we enter fiscal 2021 with strong momentum, I’d like to thank our customers and shareholders for their continued support of Collectors Universe as we continue to adapt to a new operational environment.”

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Q4 2020 vs Q4 2019 and June 30, 2020 Financial Highlights:

●	Revenues up 4% to a quarterly record of $20.5 million versus $19.8 million
●	Gross Profit Margin was 60% versus 59%
●	Operating Income was $3.5 million versus $4.5 million (see operating expenses below)
●	Diluted EPS was $0.29 versus $0.31
●	Cash on hand was $28.6 million as of June 30, 2020, up from $22.2M on March 31, 2020
●	Availability of $15.0 million under the Company’s revolving line of credit as of June 30, 2020

Q4 and FY 2020 Review:

●	Total revenues increased $0.7 million, or 4%, in the fourth quarter, and $6.4 million, or 9%, in fiscal year 2020, compared to the same prior year periods. This revenue growth was driven by continued momentum in PSA, which delivered revenue increases of $2.0 million in the fourth quarter and $7.3 million in fiscal year 2020, representing a 27% growth rate in both periods. While total coin revenues decreased by $0.7 million, or 6%, in the fourth quarter of fiscal 2020 and were substantially unchanged in fiscal year 2020, the China coin business generated a revenue increase of $1.0 million, or 24%, during the year. In addition, revenues in the Company’s Expos business decreased by $0.5 million in both the fourth quarter and for fiscal year 2020, due to the cancellation of the June 2020 Long Beach trade show due to COVID-19.

●	Gross profit margins were 60% in the fourth quarter and 57% for fiscal year 2020, compared to 59% and 58% in last year’s fourth quarter and fiscal year 2019, respectively. Overall gross profit margins were up slightly each quarter in fiscal 2020, except for the third quarter, when the Company closed operations in March due to COVID-19, while continuing to pay all employees through the end of the month.

●	Higher operating expenses of $1.6 million in this year’s fourth quarter and $3.2 million in fiscal year 2020, compared to the same periods of the prior year, include (i) higher pre-trial legal settlements expenses of $0.8 million and $1.0 million, and (ii) higher non-cash stock based compensation expenses of $0.4 million and $0.6 million, respectively. In addition, in the fourth quarter and fiscal 2020, the Company recognized a non-cash impairment charge of $0.5 million, reflecting uncertainty as to the viability of the Expos business, due to ongoing show cancellations and expected social distancing protocols once trade shows resume. Collectively, the expense increases discussed above represent approximately 8% and 3% of revenues in the fourth quarter and fiscal year 2020.

●	Operating income in the fourth quarter and fiscal year 2020 was $3.5 million and $14.1 million, as compared to $4.5 million and $14.3 million in the prior year periods. Despite higher operating expenses in the fourth quarter, operating results reflect a rapid rebound in the Company’s activities following the COVID-19 closure in March and April 2020.

●	Net income in the fourth quarter was $2.6 million, or $0.29 per diluted share, compared to $2.8 million, or $0.31 per diluted share, in the prior year quarter. For fiscal year 2020, net income was $10.8 million, or $1.19 per diluted share, compared to $10.0 million, or $1.11 per diluted share, in fiscal year 2019.

●	The Company’s cash on hand as of June 30, 2020, was $28.6 million, compared to $19.2 million as of June 30, 2019. In fiscal year 2020, the Company generated $9.4 million of net cash, including cash generated from operating activities of $19.2 million, partially offset by $6.3 million paid out in cash dividends to our stockholders, $2.7 million in capital expenditures and capitalized software costs, and $0.8 million to pay down the Company’s term loan.

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Outlook:

“As we discussed during our last earnings call in May, the collectibles market has displayed incredible resiliency during the most challenging economic climate our country has faced in decades. The demand for collectibles has not only remained strong, but it has increased in certain markets, reiterating the need for our PSA and PCGS services. As more businesses shift towards ecommerce strategies – some as a direct result of the pandemic – the demand for the certifications we provide should increase. And, with certified items more easily traded and the marketplace more liquid, we are confident that Collectors Universe will remain a critical resource to the asset classes and customers we serve.”

“Our top priority has been and continues to be stabilizing and growing our core businesses in the current operating environment, and while certain associated challenges are still present, we continue to evaluate new opportunities to expand our business and drive significant shareholder value.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Wednesday, August 26, 2020 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 323-289-6576 or 800-437-2398, using the confirmation code 3865933, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through September 9, 2020 by dialing 888-203-1112 or 719-457-0820 and entering access code 3865933#. A live webcast of the conference call, as well as a company fact sheet for investors, will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”) and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coins, and cards and autographs businesses, which historically have generated more than 90% of our total consolidated revenues and a substantial portion of our operating income, which make our operating results more vulnerable to conditions that could adversely affect those businesses, such as the volatility of precious metals prices that could adversely affect our coin revenues; the risk that the prolonged effects of COVID-19, and the business closures and travel restrictions that have been imposed in response to that outbreak, will adversely affect our revenues and operating performance, and could cause us to incur operating losses and declines in cash flows; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as the continued effects of COVID-19 and resulting adverse economic or market conditions, as well as our financial performance and the cash needs of our business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will prove to be inadequate, which could cause our gross profit margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; and the risks and added complexity of conducting business overseas.

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Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2020 which we filed with the Securities and Exchange Commission today. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to the aforementioned risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission (the SEC), which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual or Quarterly Reports that we have filed with the SEC, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

Joseph Orlando

President and Chief Executive Officer

949-567-1170

Email: jorlando@collectors.com

Joseph Wallace

Senior Vice President and Chief Financial Officer

949-567-1245

Email: jwallace@collectors.com

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
Net Revenues	$20,502	$19,783	$78,891	$72,453
Cost of revenues	8,250	8,171	33,655	30,153
Gross profit	12,252	11,612	45,236	42,300
Operating expenses:
Selling and marketing expenses	1,844	2,558	9,436	10,361
General and administrative expenses	6,373	4,518	21,212	17,597
Impairment Charge	486	-	486	-
Total operating expenses	8,703	7,076	31,134	27,958
Operating income	3,549	4,536	14,102	14,342
Interest income and other expense, net	(20)	(71)	93	(217)
Income before provision for income taxes	3,529	4,465	14,195	14,125
Provision for income taxes	897	1,659	3,409	4,148
Net Income	$2,632	$2,806	$10,786	$9,977

Net income per share:
Basic	$0.29	$0.31	$1.20	$1.12
Diluted	$0.29	$0.31	$1.19	$1.11

Weighted average shares outstanding:
Basic	8,993	8,943	8,984	8,937
Diluted	9,078	9,004	9,068	8,970
Dividends declared per common share	$0.175	$0.175	$0.70	$0.70

Note:
Non-cash stock-based compensation included above	$626	$254	$1,575	$974

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

	June 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$28,640	$19,225
Accounts receivable, net of allowance of $98 in 2020 and $72 in 2019	2,324	2,408
Inventories, net	2,512	1,965
Prepaid expenses and other current assets	1,872	1,400
Total current assets	35,348	24,998

Property and equipment, net	6,762	7,259
Operating lease right-of-use assets	8,214	-
Goodwill	1,625	2,083
Intangible assets, net	2,446	2,329
Deferred income tax assets	623	561
Other assets	464	463
	$55,482	$37,693
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,381	$2,540
Accrued liabilities	2,713	1,873
Accrued compensation and benefits	4,854	4,095
Current portion of long-term debt	750	750
Operating lease liabilities, current	2,274	-
Income taxes payable	1,142	608
Deferred revenue	4,968	3,428
Total current liabilities	20,082	13,294

Deferred rent	-	3,764
Long-term debt	938	1,688
Operating lease liabilities, non-current	9,450	-

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; shares outstanding: 9,240 in 2020 and 9,153 in 2019	9	9
Additional paid-in capital	88,918	87,343
Accumulated deficit	(63,915)	(68,405)
Total stockholders’ equity	25,012	18,947
	$55,482	$37,693

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COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,786	$9,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,040	2,812
Stock-based compensation expense	1,575	974
Non-cash lease expenses	(255)	-
Impairment Charge	486	-
Provision for bad debts	26	8
Provision for inventory write-down	252	178
Provision for warranty	462	568
Loss on sale of property and equipment	13	71
Changes in operating assets and liabilities:
Accounts receivable	59	188
Inventories	(800)	437
Prepaid expenses and other	(472)	641
Deferred income taxes	(62)	661
Other assets	(1)	15
Accounts payable and accrued liabilities	1,223	(433)
Accrued compensation and benefits	760	694
Income taxes payable	534	296
Deferred revenue	1,540	215
Deferred rent	-	228
Net cash provided by operating activities of continuing operations	19,166	17,530
Net cash used in operating activities of discontinued operations	-	(10)
Net cash provided by operating activities	19,166	17,520

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,370)	(915)
Capitalized software development costs	(1,330)	(1,055)
Proceeds from sale of property and equipment	-	124
Patents and other intangibles	(1)	-
Proceeds from sale of business	-	12
Net cash used in investing activities	(2,701)	(1,834)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds Paycheck Protection Program Loan	4,204	-
Repayments of Paycheck Protection Program Loan	(4,204)	-
Repayments under term loan	(750)	(563)
Dividends paid to common stockholders	(6,300)	(6,479)
Net cash used in financing activities	(7,050)	(7,042)
Increase (decrease) in cash and cash equivalents	9,415	8,644
Cash and cash equivalents at beginning of year	19,225	10,581
Cash and cash equivalents at end of year	$28,640	$19,225

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid	$2,880	$2,852
Interest paid	116	$157

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